Exhibit 3.1

JOHNSON & JOHNSON

BY‑LAWS

EFFECTIVE
July 1, 1980

AMENDED
February 16, 1987
April 26, 1989
April 26, 1990
October 20, 1997
April 23, 1999
June 11, 2001
January 14, 2008
February 9, 2009
April 17, 2012

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting

A meeting of the shareholders of the Corporation shall be held annually on such business day and at such time and at such place within or without the State of New Jersey as may be designated by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of all other business that is properly brought before the meeting in accordance with these By-Laws.
Section 2. Special Meetings

(A)    General.

A special meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, by a Vice Chairman of the Board of Directors, by the Chairman of the Executive Committee, by a Vice Chairman of the Executive Committee, by the President, by a majority of the Board of Directors, or as otherwise provided by the New Jersey Business Corporation Act, as amended, and shall be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting. Subject to subsection (B) of this Section 2, a special meeting of shareholders may be called, upon written request to the Secretary, by record holders of at least twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote.

(B)    Special Meetings Requested by Shareholders.

(1)    The written request to the Secretary for a special meeting of shareholders by record holders of at least twenty-five percent of the outstanding shares of the Corporation entitled to vote shall be signed by each shareholder, or duly authorized agent, requesting the special meeting and shall set forth: (i) the name and address of each shareholder, (ii) the number of shares held of record and beneficially by each shareholder, (iii) the name in which all such shares are registered on the share transfer books of the Corporation, (iv) a brief description of the business desired to be brought before the meeting and the reasons therefor, (v) any personal or other material interest of any such shareholder in the business to be submitted and (vi) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Corporation. A shareholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

(2)    Except as provided in the next sentence, a special meeting requested by shareholders shall be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. A special meeting requested by shareholders shall not be held if the Board of Directors has called or calls for an annual meeting of shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business to be conducted at such annual meeting includes (among any other business properly brought before the meeting) the business specified in the written request or business substantially similar thereto.

(3)    Business transacted at a special meeting requested by shareholders shall be limited to the subject matter stated in the written request for such special meeting, provided, however, that such subject matter shall be a matter which is a proper subject matter for shareholder action at such meeting; and further provided, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting.

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(4)    The chairman of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

Section 3. Adjournment of Meetings

Any meeting of the shareholders of the Corporation may be adjourned from time to time by the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote at such meeting present in person or represented by proxy, for a period not exceeding one month at any one time and upon such notice, if any, as may be determined by the vote. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 4. Notices of Meetings

(A)     Notices.

At least ten (10) but not more than sixty (60) days before the date designated for the holding of any meeting of the shareholders, except as otherwise provided herein for adjourned meetings, written or printed notice of the time, place and purpose or purposes of such meeting shall be served by mail or electronic transmission upon each shareholder of record entitled to vote at such meeting.

(B)      Service of Notice.

A notice of meeting shall be deemed duly served when (i) deposited in the United States Mail with postage fully paid and plainly addressed to the shareholder at his or her latest address appearing in the share records of the Corporation, or (ii) given by a form of electronic transmission consented to by the shareholder to whom notice is given.

Section 5. Quorum

At any meeting of the shareholders, the holders of a majority of the issued and outstanding shares entitled to vote at such meeting shall be present in person or represented by proxy in order to constitute a quorum.

Section 6. Voting

(A)     Vote Necessary.

(1)    At any meeting of the shareholders, all questions, except as otherwise expressly provided by statute, the Certificate of Incorporation, or these By‑Laws, shall be determined by vote of the holders of a majority of the issued and outstanding shares present in person or represented by proxy at such meeting and entitled to vote.

(2)    Except as otherwise required by law, a nominee for election as a director shall be elected to the Board of Directors at a meeting at which a quorum is present if the number of votes cast, in person or by proxy, by the holders of shares entitled to vote thereon, “for” such nominee’s election exceeds the number of votes cast “against” such nominee’s election; provided that if the number of director nominees exceeds the number of directors to be elected, each nominee shall be elected by a plurality of the votes cast, in person or by proxy, by the holders of shares entitled to vote thereon, at the meeting at which a quorum is present. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action.

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(B)     Inspectors.

At any meeting of the shareholders, if the chairman of the meeting so directs or if before the voting begins, any shareholder present so requests, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions with respect to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by three (3) inspectors to be appointed by the chairman of the meeting.

(C)     Eligibility to Vote.

Each shareholder shall have one vote for each share entitled to vote as provided in the Certificate of Incorporation or otherwise by law and registered in his or her name in the share records of the Corporation as of the record date.

(D)     Methods of Voting.

At any meeting of the shareholders each shareholder shall be entitled to vote either in person or by proxy appointed either by instrument in writing subscribed by such shareholder, or by his or her duly authorized attorney or agent, or by mail, telephone or electronic transmission, and delivered to the Secretary or to the inspectors at or before the meeting.

(E)     Record Date.

The Board of Directors may fix in advance, a date, not less than ten (10) but not more than sixty (60) days preceding the date of any meeting as the record date for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, notwithstanding any transfer of any shares in the share records of the Corporation after any such record date designated as aforesaid.

(F)     List of Shareholders.

The Board of Directors shall cause the officer or agent, who has charge of the share transfer books of the Corporation, to make a complete list of all the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof, arranged in alphabetical order, together with the latest address of each shareholder appearing upon the share records of the Corporation and the number of shares held by each.

The Board of Directors shall cause such list of shareholders to be produced (or available by means of a visual display) at the time and place of every meeting of shareholders and shall be open to examination by any shareholder listed therein for reasonable periods during the meeting.

Section 7. Transaction of Business at Annual Meeting

At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors (including shareholder proposals included in the Corporation's proxy materials pursuant to applicable rules and regulations), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. For business (including, but not limited to, any nominations for director) to be properly brought before an annual meeting by a shareholder: (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and (ii) the subject matter thereof must be a matter which is a proper subject matter for shareholder action at such meeting. To be considered timely notice, a shareholder's notice must be received by the Secretary at the principal office of the Corporation not less than 120 calendar days before the date of the Corporation's proxy statement released to shareholders in connection with the prior year's annual meeting. However, if no annual meeting was held in the prior year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the prior year's proxy statement, then a shareholder's notice, in order to be considered timely, must be received by the Secretary not later than 60 days before the date the Corporation commences mailing of its proxy materials in connection with the applicable annual meeting. A shareholder's notice to the Secretary to submit business to an annual meeting must set forth: (i) the name and address of the

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shareholder, (ii) the number of shares held of record and beneficially by such shareholder, (iii) the name in which all such shares are registered on the share transfer books of the Corporation, (iv) a brief description of the business desired to be brought before the meeting and the reasons therefor, (v) any personal or other material interest of the shareholder in the business to be submitted and (vi) all other information relating to the proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding the foregoing provisions of this Section 7, a shareholder who seeks to have any proposal included in the Corporation's proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended. The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

ARTICLE II
BOARD OF DIRECTORS

Section l. Number of Members and Qualification

The number of directors of the Corporation shall be not less than nine (9) nor more than eighteen (18) as determined by the Board of Directors from time to time.

Section 2. Term of Office

Each director shall hold office for one (1) year and until his or her successor, if any, is duly elected and qualified, provided, however, that any director may be removed from office, with cause, at any time by a majority vote of the shareholders entitled to vote.

Section 3. Annual Meeting

At the place of holding the annual meeting of the shareholders, and immediately following the same, the Board of Directors, as constituted upon final adjournment of such annual meeting, shall convene without further notice for the purpose of electing officers and transacting all other business properly brought before it.

Section 4. Regular Meetings

Regular meetings of the Board of Directors shall be held at such places, either within or without the State of New Jersey, and on such business days and at such times as the Board may from time to time determine.

Section 5. Special Meetings

Special meetings of the Board of Directors may be held at any time and place whenever called by the Chairman of the Board of Directors, by a Vice Chairman of the Board of Directors, by the Chairman of the Executive Committee, by a Vice Chairman of the Executive Committee, by the President, by a Vice President, by the Secretary, or by any three (3) or more directors.

Section 6. Notices of Meetings

(A)     Notice Required.

If so determined by a majority of the Board of Directors, no advance notice need be given; in the absence of such determination then, at least two (2) days prior to the date designated for the holding of any regular or special meeting of the Board, notice of the time, and place, and purpose of such meeting shall be

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served in person, by mail or other notice in writing, or by telephone or electronic transmission, upon each member of the Board.

(B)     Waiver of Notice.

Notice of the time, place, and purpose of any meeting of the Board of Directors may be waived, before or after any meeting, by instrument in writing or by electronic transmission.

Section 7. Quorum and Participation

(A)     Quorum.

A majority of the Board of Directors shall constitute a quorum for all purposes and at all meetings.

(B) Participation.

Any or all directors may participate in a meeting of the Board of Directors by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8. Manner of Acting

The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Action without a Meeting

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior to or subsequent to such action, all members of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors.

ARTICLE III
POWERS OF BOARD OF DIRECTORS

Section l. General Powers

The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In the management and control of the property, business, and affairs of the Corporation, the Board is hereby vested with all powers possessed by the Corporation itself insofar as this delegation of authority is not inconsistent with or repugnant to the laws of the State of New Jersey, the Corporation's Certificate of Incorporation, or these By‑Laws or any amendments of them. The Board shall have discretionary power to determine what constitutes net earnings, profits, and surplus, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends. Such determinations by the Board shall be final and conclusive.

Section 2. Specific Powers

(A)     Power to Make and Amend By‑Laws.

Subject to the limitations contained in Article XI hereof, the Board of Directors shall have power to make, alter, amend, and repeal any By‑Law, including a By‑Law designating the number of directors, provided that the Board shall not make, alter, amend, or repeal any By‑Law designating the qualification or term of office of any member or members of the then existing Board.

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(B)     Power to Elect Officers.

The Board of Directors shall elect all officers of the Corporation.

(C)     Power to Remove Officers.

Any officer or divisional officer, any agent of the Board of Directors, or any member of any committee or of any Management Board may be removed by the Board of Directors with or without cause, whenever in its sole judgment the interests of the Corporation will be served by such removal.

(D)     Power to Fill Vacancies.

Vacancies in the Board of Directors, however created, shall be filled by appointment made by a majority of the remaining directors. The Board shall have power to fill any vacancy in any office.

(E)     Power to Fix Record Date.

The Board of Directors may fix in advance a date as the record date for determining the Corporation's shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to receive payment of any dividend or allotment of any right. The record date may in no case be more than sixty (60) days prior to the corporate action or event to which it relates.

Section 3. Committees and Delegation of Powers

(A)    Committees of the Board.

The Board of Directors may appoint, from among its members, from time to time one or more committees, each committee to have such name or names and to have such powers and duties as may be determined from time to time by the Board. All committees shall report to the Board. The Board shall have the power to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee may hold meetings and make rules for the conduct of its business and appoint such sub‑committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for all purposes and at all meetings.

(B)     Finance Committee.

The Finance Committee, if one shall be appointed, shall consist of two (2) or more of the directors of the Corporation and shall have and may exercise all of the powers of the Board insofar as may be permitted by law, the Corporation's Certificate of Incorporation or these By‑Laws, or any amendments of them, in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the Board. The Finance Committee, however, shall not have the power to make, alter or repeal any By‑Law of the Corporation; elect or appoint any director, or remove any officer or director; change the membership of, or fill vacancies in, the Finance Committee; submit to shareholders any action that requires shareholders' approval; nor amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

(C)     Emergency Management Committee.

If, as a result of a physical disaster, war, nuclear attack, or other emergency conditions, a quorum of the Board of Directors cannot be convened to act, an Emergency Management Committee, consisting of all readily available members of the Board of Directors, shall automatically be formed. In such case, two members shall constitute a quorum. If, as a result of such circumstances, a quorum of the Board of Directors cannot readily be convened to act, but a quorum of the Finance Committee can be so convened, the Finance Committee shall automatically become the Emergency Management Committee. All of the powers and duties vested in the Board of Directors, except the power to fill vacancies in the Board of Directors, shall vest automatically in the Emergency Management Committee. Other provisions of these By‑Laws notwithstanding, the Emergency Management Committee (1) shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling vacancies on the Board of Directors and its committees and to take such other action as may be appropriate, and (2) if the

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Emergency Management Committee determines that less than a majority of the members of the Board of Directors are available for service, the Committee shall issue a call for a special meeting of shareholders to be held at the earliest date practicable for the election of directors.

(D)     Delegation of Duties.

The Board of Directors may delegate from time to time to an officer or a committee of officers and/or directors any duties that are authorized or required to be executed during the intervals between meetings of the Board, and such officer or committee shall report to the Board when and as required by the Board. Each committee so established by the Board may hold meetings and make rules for the conduct of its business and appoint such sub‑committees and assistants as it shall from time to time deem necessary. A majority of the members of such a committee shall constitute a quorum for all purposes and at all meetings.

(E)     Executive Committee.

The Executive Committee, if one shall be appointed, shall be the management committee of the Corporation. Its members shall be elected by the Board of Directors and thereby become officers of the Corporation. The Executive Committee shall not be a committee of the Board. The Executive Committee shall be responsible for the operation of the business of the Corporation on a day‑to‑day basis and for establishing and executing operating practices and policies of the Corporation. It shall also perform such other duties as the Board shall designate from time to time.

Section 4. Designation of Depositories

The Board of Directors shall designate or shall delegate to the Treasurer, or such other officer as it deems advisable, the responsibility to designate the trust company or trust companies, or the bank or banks, in which shall be deposited the moneys and securities of the Corporation.

Section 5. Power to Establish Divisions

The Board of Directors may establish administrative or operating divisions of the Corporation. Each such division may have a Management Board, the Chairman of which shall be appointed by the Chairman of the Board of Directors. The Chairman of the Management Board of a division shall appoint the other members of its Management Board and that Board may in turn appoint a President, one or more Vice Presidents, a Treasurer and such other division officers as it may determine to be necessary or desirable. The Management Board and the officers of the division shall perform the same duties and, except for the power to designate depositories, shall have the same powers as to their division as pertain, respectively, to a board of directors and officers of a corporation. The powers granted in the preceding sentence include, without limitation, the power to execute and deliver on behalf of the Corporation contracts, conveyances and other instruments. Such power and any other power granted in this Section shall at all times be subject to the right of the Board of Directors to act or direct action in the premises.

ARTICLE IV
OFFICERS

Section l. Enumeration of Officers.

The officers of the Corporation shall be a Chairman of the Board of Directors, a Chairman of the Executive Committee, a President, a Treasurer, and a Secretary. The officers of the Corporation may include one or more Vice Chairmen of the Board of Directors, one or more Vice Chairmen of the Executive Committee, one or more Executive Committee members, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as from time to time shall be designated and elected by the Board of Directors.

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Section 2. Election and Removal of Officers

All officers of the Corporation shall be elected at the first meeting of the Board of Directors after the annual election of directors, and shall hold office for one (1) year and until their respective successors, if any, shall have been duly elected and qualified, provided, however, that all officers, agents, and employees of the Corporation shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the Board. At its discretion, the Board may leave unfilled, for such period as it may deem proper, any office except that of President, Treasurer, and Secretary. Failure to elect any such officer shall be considered an exercise of this discretionary power.

Section 3. Eligibility of Officers

The Chairman of the Board, the Vice Chairmen of the Board and the President shall be chosen from the members of the Board of Directors. No other person need be a director or a shareholder in order to qualify for office. The same person may hold, at the same time, one or more offices.

Section 4. Duties of Officers

(A)     Chairman of the Board of Directors.

The Chairman of the Board of Directors shall preside at all meetings of shareholders and directors. When presiding at such meetings of shareholders and directors, the Chairman of the Board shall establish and apply such rules of order as may be advisable in his or her discretion. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation authorized by the Board of Directors. He or she shall have all powers and shall perform all duties commonly incident to and vested in the office of Chairman of the Board of a corporation. He or she shall also perform such other duties as the Board shall designate from time to time.

(B)      Vice Chairman of the Board of Directors.

A Vice Chairman of the Board of Directors shall perform the duties and have the powers of the Chairman during the absence or disability of the Chairman, and shall also perform such other duties as the Board shall designate from time to time.

(C)     Chairman of the Executive Committee.

The Chairman of the Executive Committee shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the Executive Committee. During the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, he or she shall perform the duties and have the powers of the Chairman of the Board, and shall also perform such other duties as the Board shall designate from time to time.

(D)      Vice Chairman of the Executive Committee.

A Vice Chairman of the Executive Committee shall perform the duties and have the powers of the Chairman of the Executive Committee during the absence or disability of the Chairman of the Executive Committee, and shall also perform such other duties as the Board shall designate from time to time.

(E)     Executive Committee Member.

In addition to the powers and duties incident to his or her membership on the Executive Committee, an Executive Committee Member, in his or her individual capacity, shall have all powers and shall perform all duties commonly incident to and vested in an executive officer of a corporation. He or she shall also perform such other duties as the Board shall designate from time to time.

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(F)     President.

The President shall have general charge and supervision of the operations of the Corporation itself, and shall have all powers and shall perform all duties commonly incident to and vested in the office of President of a corporation. He or she shall also perform such other duties as the Board shall designate from time to time.

(G)     Vice President.

A Vice President shall perform such duties and have such powers as the Board of Directors, the Chairman of the Board, a Vice Chairman of the Board, or the President shall designate from time to time.

(H)     Treasurer.

The Treasurer shall have the care and custody of the funds of the Corporation, and shall have and exercise, under the supervision of the Board of Directors, all powers and duties commonly incident to the office of Treasurer. He or she shall deposit all funds of the Corporation in such trust company or trust companies, or bank or banks, as the Board, the Treasurer, or any other officer to whom the Board shall have delegated the authority, shall designate from time to time. He or she shall endorse for deposit or collection all checks, notes, and drafts payable to the Corporation or to its order, and make drafts on behalf of the Corporation. He or she shall keep accurate books of accounts of the Corporation's transactions, which books shall be the property of the Corporation, and, together with all its property in his or her possession, shall be subject at all times to the inspection and control of the Board. He or she shall have all powers and shall perform all duties commonly incident to and vested in the office of Treasurer of a corporation. He or she shall also have such other duties as the Board may designate from time to time.

(I)     Assistant Treasurer.

An Assistant Treasurer shall perform the duties and have the powers of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or Treasurer shall designate from time to time.

(J)     Secretary.

The Secretary shall attend all meetings of the shareholders, and of the Board of Directors, and shall keep and preserve in books of the Corporation true minutes of the proceedings of all such meetings. He or she shall have the custody of all valuable papers and documents of the Corporation, and shall keep the Corporation's share books, share ledgers, and share transfer books, and shall prepare, issue, record, transfer, and cancel certificates of shares as required by the proper transactions of the Corporation and its shareholders unless these functions be performed by a duly appointed and authorized transfer agent or registrar other than this Corporation. He or she shall keep in his or her custody the seal of the Corporation, and shall have authority to affix same to all instruments where its use is required. He or she shall give all notices required by statute, by the Certificate of Incorporation, or by the By‑Laws. He or she shall have all powers and shall perform all duties commonly incident to and vested in the office of Secretary of a corporation. He or she shall also perform such other duties as the Board shall designate from time to time.

(K)     Assistant Secretary.

An Assistant Secretary shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or Secretary shall designate from time to time.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the full extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the Corporation shall indemnify any person (an "Indemnitee") who was

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or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgement in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgements, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition. The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to these By‑Laws shall deprive any Indemnitee of any rights under this Article with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

ARTICLE VI
SHARES

Section l. Share Ownership

The shares of the Corporation shall be either represented by certificates or uncertificated. Each holder of shares of the Corporation shall, upon request to the Corporation, be provided with a share certificate signed by the President or a Vice President, and also by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary. Any or all signatures upon a certificate may be facsimiles. The certificates of shares shall be in such form as shall be prescribed by the Board of Directors.

Section 2. Loss of Share Certificate

In the case of loss, mutilation, or destruction of an issued and outstanding certificate of shares, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

Section 3. Transfer of Shares

Shares of the Corporation shall be transferred on the books of the Corporation only (1) upon presentation and surrender of the appropriate certificate by the registered holder of such shares in person or by his or her duly authorized attorney or by a person presenting proper evidence of succession, assignment or authority to transfer such shares and, in any of such cases, cancellation of a certificate or of certificates for an equivalent number of shares or (2) in the case of uncertificated shares upon receipt of proper transfer instructions from the registered holder of such shares or from a duly authorized attorney or upon presentation of proper evidence of succession, assignment or authority to transfer such shares.

ARTICLE VII
EXECUTION OF INSTRUMENTS

Section l. Checks and Drafts

All checks, drafts, and orders for payment of moneys shall be signed in the name of the Corporation or one of its divisions, and in its behalf, by such officers or agents as the Board of Directors shall designate from time to time.

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Section 2. Contracts and Conveyances

Any contract, conveyance, or other instrument may be executed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, any member of the Executive Committee, the President, or a Vice President in the name and on behalf of the Corporation and the Secretary or an Assistant Secretary may affix the Corporate Seal thereto.

Section 3. In General

The Board of Directors shall have power to designate officers and agents who shall have authority to execute any instrument on behalf of the Corporation.

ARTICLE VIII
VOTING UPON SHARES HELD BY THE CORPORATION

Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chairman of the Executive Committee, a Vice Chairman of the Executive Committee, any member of the Executive Committee, the President, any Vice President, or the Treasurer shall have full power and authority on behalf of the Corporation to attend, to act at, and to vote at any meeting of shareholders of any corporation in which this Corporation may hold shares, and at any such meeting shall possess, and may exercise all rights and powers incident to the ownership of such shares which any owner thereof might possess and exercise if present. Such officers may also, on behalf of the Corporation, appoint attorneys and agents as the Corporation's proxy to exercise any of the foregoing powers. The Board, by resolution, from time to time, may confer like powers upon any other person or persons.

ARTICLE IX
SEAL OF THE CORPORATION

The seal of the Corporation shall consist of a flat‑faced circular die bearing the words and figures "Johnson & Johnson, Seal 1887".

ARTICLE X
FISCAL YEAR

The fiscal year of the Corporation shall end on the Sunday closest to the end of the calendar month of December and shall begin on the Monday following that Sunday.

ARTICLE XI
AMENDMENT OF BY‑LAWS

These By‑Laws may be amended, altered, changed, added to, or repealed at any annual meeting of the shareholders, or at any special meeting of the shareholders, or by the Board of Directors at any regular or special meeting of the Board, if notice of the proposed amendment, alteration, change, addition, or repeal be contained in the notice of such meeting, provided, however, that action taken by the shareholders intended to supersede action taken by the Board in making, amending, altering, changing, adding to, or repealing any By‑Laws, shall supersede prior action of the Board and shall deprive the Board of further jurisdiction in the premises to the extent indicated in the statement, if any, of the shareholders accompanying such action of the shareholders.

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